Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2016 Results from Continuing Operations

– Third-Quarter Revenue of $425.7 Million –

– Third-Quarter GAAP Earnings per Share of $0.78

and Non-GAAP Earnings per Share of $1.18 –

– Updates 2016 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 2, 2016--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2016. For the quarter, revenue from continuing operations was $425.7 million, an increase of 21.8% from $349.5 million in the third quarter of 2015. Foreign currency translation reduced reported revenue growth by 1.5%. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments. Research Models and Services revenue also increased. The acquisitions of WIL Research, Blue Stream Laboratories, Celsis, and Oncotest contributed 18.0% to consolidated third-quarter revenue growth, both on a reported basis and in constant currency.

On a GAAP basis, net income from continuing operations attributable to common shareholders was $37.4 million for the third quarter of 2016, unchanged from the same period in 2015. Third-quarter diluted earnings per share on a GAAP basis were $0.78, a decrease of 1.3% from $0.79 for the third quarter of 2015. Higher revenue was offset by an increase in acquisition and efficiency-related costs.

On a non-GAAP basis, net income from continuing operations was $56.7 million for the third quarter of 2016, an increase of 16.5% from $48.7 million for the same period in 2015. Third-quarter diluted earnings per share on a non-GAAP basis were $1.18, an increase of 14.6% compared to $1.03 per share in the third quarter of 2015. The increase was driven primarily by the acquisition of new businesses, notably WIL Research, as well as higher revenue for legacy operations.

A gain from the Company’s venture capital investments contributed $0.01 per share in the third quarter of 2016, compared to a gain of $0.04 per share for the same period in 2015.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We believe that the trends that drove revenue growth in the first half of the year continued in the third quarter, and will continue in the fourth quarter. As a result, we expect that reported revenue growth in 2016 will be in a range of 21% to 22%, and that growth for the legacy businesses will be between 7% to 8%, approximately 100 basis points higher at the midpoint than in 2015.”

“The strength of our unique portfolio, the success of our strategic acquisitions and targeted sales strategies, and our initiatives to increase operating effectiveness and efficiency, are the foundation for our growth in 2016 and in the future,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $120.9 million in the third quarter of 2016, an increase of 2.6% from $117.9 million in the third quarter of 2015. Foreign currency translation increased reported revenue growth by 0.5%. Revenue growth was driven primarily by higher sales of research model services, and sales of research models also increased.

In the third quarter of 2016, the RMS segment’s GAAP operating margin declined to 25.8% from 26.7% in the third quarter of 2015. On a non-GAAP basis, the operating margin declined slightly to 27.3% from 27.5% in the third quarter of 2015. In both cases, the margin decline was due primarily to the mix of products and services.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $215.8 million in the third quarter of 2016, an increase of 36.4% from $158.3 million in the third quarter of 2015. Foreign currency translation reduced reported revenue growth by 3.4%. Growth was driven primarily by the acquisitions of WIL Research and Oncotest, which contributed 35.0% to DSA revenue growth. Constant-currency revenue growth was 4.8% for legacy operations, as growth in the legacy Safety Assessment business was partially offset by decreased revenue in the Discovery Services business. Discovery Services revenue declined due primarily to softer demand from global clients for Early Discovery services. Robust demand from biotechnology clients continued to drive revenue growth in the DSA segment.

In the third quarter of 2016, the DSA segment’s GAAP operating margin declined to 14.5% from 21.0% in the third quarter of 2015. The margin decline was due primarily to costs associated with the evaluation and integration of acquisitions, including amortization of intangible assets. On a non-GAAP basis, the operating margin decreased to 22.7% from 24.2% in the third quarter of 2015 due primarily to the acquisition of WIL Research. Foreign exchange benefited the DSA operating margin by approximately 50 basis points due primarily to a weaker British pound.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $89.0 million in the third quarter of 2016, an increase of 21.4% from $73.3 million in the third quarter of 2015. Foreign currency translation decreased reported revenue growth by 0.4%. Constant-currency revenue growth of 11.3% for legacy operations was driven primarily by the Microbial Solutions and Biologics Testing Solutions businesses. The acquisitions of Blue Stream Laboratories, Celsis, and WIL Research’s contract development and manufacturing services contributed 10.5% to Manufacturing revenue growth in the third quarter of 2016.

In the third quarter of 2016, the Manufacturing segment’s GAAP operating margin increased to 30.0% from 25.2% in the third quarter of 2015. The GAAP operating margin increase was primarily driven by lower acquisition costs related to Celsis, as well as leverage from higher revenue in the Microbial Solutions business. On a non-GAAP basis, the operating margin increased to 33.8% from 33.2% in the third quarter of 2015, driven by operating margin improvement in the Microbial Solutions business as a result of higher revenue and the benefit of efficiency initiatives.

Updates 2016 Guidance

The Company is updating its forward-looking guidance for 2016. For the full year, reported revenue growth is expected to be at approximately the midpoint of the prior range. Reported revenue growth includes approximately a 14.5%-15.5% benefit from acquisitions and approximately a 1% reduction due to foreign exchange. The constant-currency growth rate for legacy operations in 2016 is expected to be 7%-8%.

The Company is narrowing the guidance range for GAAP earnings per share towards the low end of the previous range, reflecting higher charges related to our global efficiency initiatives, and narrowing the non-GAAP earnings per share guidance towards the higher end of the previous range, reflecting the year-to-date performance.

The Company’s guidance includes the addition of a 53rd week this year, which is necessary to true up to a December 31 year-end. The 53rd week is characterized by a light week of sales but normal costs, resulting in an expected 1% benefit to full-year revenue growth but a minimal impact on the operating margin. The fourth quarter, year-over-year operating margin comparison will be affected by last year’s tax law change in Quebec, which resulted in a 100-basis-point benefit to the consolidated operating margin on both a GAAP and non-GAAP basis (230-basis-point benefit to the DSA operating margin) in the fourth quarter of 2015.

Charles River’s revenue growth and earnings per share guidance is as follows:

2016 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	21% - 22%	20% - 23.5%
Negative impact of foreign exchange	(~1%)	(~1%)
Revenue growth, constant currency	22% - 23%	21% - 24.5%
GAAP EPS estimate (1)	$3.13-$3.18	$3.15-$3.25
Amortization of intangible assets (2)	$0.60	$0.60
Charges related to global efficiency initiatives (3)	$0.25-$0.30	$0.20
Acquisition-related adjustments (4)	$0.45	$0.45
Non-GAAP EPS estimate	$4.44 - $4.49	$4.40 - $4.50

(1) GAAP EPS includes an estimate of approximately $0.20 for the impact of amortization of intangible assets related to the WIL Research acquisition based on the preliminary purchase price allocation.
(2) Amortization of intangible assets includes an estimate of approximately $0.20 for the impact of the WIL Research acquisition based on the preliminary purchase price allocation. This item also includes amortization of an inventory fair value adjustment related to the Celsis acquisition of $0.02 per share.
(3) These charges relate primarily to the Company’s planned efficiency initiatives in 2016, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(4) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives. These adjustments also include the write-off of deferred financing costs and associated fees related to debt financing.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 2, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Credit Suisse Conference Presentation

Charles River will present at the Credit Suisse 25th Annual Healthcare Conference in Scottsdale, Arizona on Tuesday, November 8, at 11:00 a.m. MT (1:00 p.m. ET). Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on the Investor Relations section of the Charles River website at ir.criver.com. A webcast replay will be accessible through the same website approximately three hours after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges related to modifications of purchase options on remaining non-controlled equity interests, and re-measurement of previously held equity interests; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance and other costs associated with our efficiency initiatives; executive transition costs; a reversal of indemnification assets associated with acquisitions and corresponding interest; write-off of and adjustments to deferred financing costs and fees related to debt financing; gain on bargain purchase; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. Commencing in the third quarter of 2015, following the acquisition of Celsis, we revised our approach to calculating non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company (including WIL Research), our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations (including the impact of Brexit); changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 12, 2016, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Total revenue	$425,720	$349,465	$1,214,643	$1,009,452
Cost of revenue (excluding amortization of intangible assets)	269,450	211,390	747,858	618,934
Selling, general and administrative	85,650	76,225	269,067	218,953
Amortization of intangible assets	11,825	6,410	29,390	17,385
Operating income	58,795	55,440	168,328	154,180
Interest income	523	177	1,008	758
Interest expense	(7,079)	(3,851)	(20,199)	(11,251)
Other income (expense), net	1,017	1,390	10,059	1,749
Income from continuing operations before income taxes	53,256	53,156	159,196	145,436
Provision for income taxes	15,565	15,255	48,385	26,662
Income from continuing operations, net of income taxes	37,691	37,901	110,811	118,774
Income (loss) from discontinued operations, net of income taxes	342	(34)	328	(48)
Net income	38,033	37,867	111,139	118,726
Less: Net income attributable to noncontrolling interests	298	488	1,054	1,297
Net income attributable to common shareholders	$37,735	$37,379	$110,085	$117,429

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$0.79	$0.81	$2.34	$2.52
Discontinued operations	$0.01	$-	$-	$-
Net income attributable to common shareholders	$0.80	$0.81	$2.34	$2.52
Diluted:
Continuing operations attributable to common shareholders	$0.78	$0.79	$2.29	$2.47
Discontinued operations	$0.01	$-	$0.01	$-
Net income attributable to common shareholders	$0.79	$0.79	$2.30	$2.47

Weighted average number of common shares outstanding
Basic	47,160	46,290	46,954	46,572
Diluted	48,034	47,245	47,838	47,584

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 24, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$105,722	$117,947
Trade receivables, net	359,734	270,068
Inventories	99,374	93,735
Prepaid assets	36,827	30,198
Other current assets	52,921	47,286
Total current assets	654,578	559,234
Property, plant and equipment, net	767,177	677,959
Goodwill	763,576	438,829
Client relationships, net	318,751	213,374
Other intangible assets, net	77,701	67,430
Deferred tax asset	22,078	40,028
Other assets	86,329	71,643
Total assets	$2,690,190	$2,068,497

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$25,970	$17,033
Accounts payable	65,809	36,675
Accrued compensation	93,558	72,832
Deferred revenue	119,298	81,343
Accrued liabilities	80,524	89,494
Other current liabilities	25,131	12,544
Current liabilities of discontinued operations	1,757	1,840
Total current liabilities	412,047	311,761
Long-term debt, net and capital leases	1,233,189	845,997
Deferred tax liabilities	54,068	48,223
Other long-term liabilities	96,771	89,062
Long-term liabilities of discontinued operations	6,213	7,890
Total liabilities	1,802,288	1,302,933
Redeemable noncontrolling interest	15,040	28,008
Total equity attributable to common shareholders	867,969	733,067
Noncontrolling interests	4,893	4,489
Total liabilities, redeemable noncontrolling interest and equity	$2,690,190	$2,068,497

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Research Models and Services
Revenue	$120,928	$117,894	$369,325	$356,570
Operating income	31,224	31,427	103,055	93,581
Operating income as a % of revenue	25.8%	26.7%	27.9%	26.2%
Add back:
Amortization of intangible assets related to acquisitions	592	757	1,776	2,291
Severance	618	167	618	1,166
Government billing adjustment and related expenses	505	45	634	336
Site consolidation costs, impairments and other items	69	57	207	1,415
Total non-GAAP adjustments to operating income	$1,784	$1,026	$3,235	$5,208
Operating income, excluding non-GAAP adjustments	$33,008	$32,453	$106,290	$98,789
Non-GAAP operating income as a % of revenue	27.3%	27.5%	28.8%	27.7%

Depreciation and amortization	$5,245	$5,279	$15,613	$16,590
Capital expenditures	$2,532	$3,022	$5,966	$12,111

Discovery and Safety Assessment
Revenue	$215,817	$158,272	$594,859	$451,659
Operating income	31,303	33,191	94,514	84,856
Operating income as a % of revenue	14.5%	21.0%	15.9%	18.8%
Add back:
Amortization of intangible assets related to acquisitions	8,583	3,412	19,068	10,632
Severance	3,367	239	7,487	714
Operating losses (2)	-	1,319	-	2,863
Acquisition related adjustments (3)	677	135	4,317	160
Site consolidation costs, impairments and other items	5,125	-	7,279	-
Total non-GAAP adjustments to operating income	$17,752	$5,105	$38,151	$14,369
Operating income, excluding non-GAAP adjustments	$49,055	$38,296	$132,665	$99,225
Non-GAAP operating income as a % of revenue	22.7%	24.2%	22.3%	22.0%

Depreciation and amortization	$20,671	$11,509	$51,228	$35,060
Capital expenditures	$4,509	$4,277	$13,860	$13,756

Manufacturing Support
Revenue	$88,975	$73,299	$250,459	$201,223
Operating income	26,711	18,491	73,447	55,872
Operating income as a % of revenue	30.0%	25.2%	29.3%	27.8%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	2,888	4,429	9,367	6,650
Severance	30	961	30	1,256
Acquisition related adjustments (3)	469	483	1,146	1,011
Site consolidation costs, impairments and other items	-	-	301	-
Total non-GAAP adjustments to operating income	$3,387	$5,873	$10,844	$8,917
Operating income, excluding non-GAAP adjustments	$30,098	$24,364	$84,291	$64,789
Non-GAAP operating income as a % of revenue	33.8%	33.2%	33.7%	32.2%

Depreciation and amortization	$6,181	$5,179	$18,682	12,156
Capital expenditures	$1,862	$2,139	$8,247	5,475

Unallocated Corporate Overhead	$(30,443)	$(27,669)	$(102,688)	(80,129)
Add back:
Severance and executive transition costs	-	1,054	-	2,031
Acquisition related adjustments (3)	2,033	3,055	13,056	6,649
Total non-GAAP adjustments to operating expense	$2,033	$4,109	$13,056	$8,680
Unallocated corporate overhead, excluding non-GAAP adjustments	$(28,410)	$(23,560)	$(89,632)	$(71,449)

Total
Revenue	$425,720	$349,465	$1,214,643	$1,009,452
Operating income	58,795	55,440	168,328	154,180
Operating income as a % of revenue	13.8%	15.9%	13.9%	15.3%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	12,063	8,598	30,211	19,573
Severance and executive transition costs	4,015	2,421	8,135	5,167
Operating losses (2)	-	1,319	-	2,863
Acquisition related adjustments (3)	3,179	3,673	18,519	7,820
Government billing adjustment and related expenses	505	45	634	336
Site consolidation costs, impairments and other items	5,194	57	7,787	1,415
Total non-GAAP adjustments to operating income	$24,956	$16,113	$65,286	$37,174
Operating income, excluding non-GAAP adjustments	$83,751	$71,553	$233,614	$191,354
Non-GAAP operating income as a % of revenue	19.7%	20.5%	19.2%	19.0%

Depreciation and amortization	$34,108	$23,814	$91,116	$69,330
Capital expenditures	$9,568	$10,452	$29,609	$35,008
	-	-	-	-

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.
(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Net income attributable to common shareholders	$37,735	$37,379	$110,085	$117,429
Less: Income (loss) from discontinued operations, net of income taxes	(342)	34	(328)	48
Net income from continuing operations attributable to common shareholders	37,393	37,413	109,757	117,477
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	24,956	16,113	65,286	37,174
Reversal of an indemnification asset associated with acquisition and corresponding interest (2)	54	-	54	10,411
Write-off (adjustments) of deferred financing costs and fees related to debt financing	(462)	(12)	987	721
Gain on bargain purchase (3)	-	(55)	-	(9,933)
Acquisition related adjustments (4)	815	-	815	-
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (2)	-	-	-	(10,411)
Tax effect of the remaining non-GAAP adjustments	(6,057)	(4,804)	(16,306)	(13,422)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$56,699	$48,655	$160,593	$132,017

Weighted average shares outstanding - Basic	47,160	46,290	46,954	46,572
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	874	955	884	1,012
Weighted average shares outstanding - Diluted	48,034	47,245	47,838	47,584

Earnings per share from continuing operations attributable to common shareholders
Basic	$0.79	$0.81	$2.34	$2.52
Diluted	$0.78	$0.79	$2.29	$2.47

Basic, excluding non-GAAP adjustments	$1.20	$1.05	$3.42	$2.83
Diluted, excluding non-GAAP adjustments	$1.18	$1.03	$3.36	$2.77

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset primarily related to the acquisition of BioFocus.
(3) The amounts relate to the acquisition of Sunrise Farms, Inc. and represents the excess of the estimated fair value of the net assets acquired over the purchase price.
(4) The amount represents a $1.5 million charge recorded in connection with the modification of the option to purchase the remaining 13% equity interest in Vital River, partially offset by a $0.7 million gain on remeasurement of previously held equity interest in an entity acquired in a step acquisition.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE

For the three months ended September 24, 2016	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	21.8%	2.6%	36.4%	21.4%
Impact of foreign exchange	(1.5%)	0.5%	(3.4%)	(0.4%)
Non-GAAP revenue growth, constant currency	23.3%	2.1%	39.8%	21.8%

For the nine months ended September 24, 2016	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	20.3%	3.6%	31.7%	24.5%
Impact of foreign exchange	(1.2%)	0.0%	(2.3%)	(0.6%)
Non-GAAP revenue growth, constant currency	21.5%	3.6%	34.0%	25.1%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 24, 2016	September 26, 2015

Cash flows relating to operating activities	$186,123	$185,895
Cash flows relating to investing activities	(615,430)	(248,979)
Cash flows relating to financing activities	414,191	(11,440)
Cash flows used in discontinued operations	(1,434)	(1,265)
Effect of exchange rate changes on cash and cash equivalents	4,325	(10,202)
Net change in cash and cash equivalents	(12,225)	(85,991)
Cash and cash equivalents, beginning of period	117,947	160,023
Cash and cash equivalents, end of period	$105,722	$74,032

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com